UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2016

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive
Symmes Township, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 900-5250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

Effective December 21, 2016, Vantiv, Inc. (the “Company”) completed its previously announced acquisition of Moneris Solutions, Inc. (“Moneris U.S.A.”) pursuant to a Purchase and Sale Agreement, dated as of November 10, 2016 (the “Transaction Agreement”) by and among National Processing Company (“National Processing”), a majority-owned subsidiary of the Company; Moneris Solutions Corporation (“Seller”), the owner of all of the issued and outstanding equity interests of Moneris U.S.A.; and Vantiv, LLC, a majority-owned subsidiary of the Company, as guarantor of National Processing’s obligations under the Transaction Agreement.

At the closing, National Processing purchased from Seller all of the issued and outstanding shares of Moneris U.S.A. for $429,600,000 in cash.

The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which will be filed with the Company’s next periodic report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: December 23, 2016	By:	/s/ Nelson F. Greene
		Name:	Nelson F. Greene
		Title:	Chief Legal and Corporate Services Officer and Secretary

3